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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                            ------------------------

                                 CURRENT REPORT

                     PURSUANT to SECTION 13 or 15(d) of the
                         SECURITIES EXCHANGE ACT of 1934

         Date of Report (Date of Earliest Event Reported) June 29, 2001


                            ------------------------


                              GLOBAL CROSSING LTD.
             (Exact Name of Registrant as specified in its Charter)

          Bermuda                    001-16201                 98-0189783
(State or other jurisdiction of (Commission File Number)    (I.R.S. Employer
incorporation or organization)                            Identification No.)

                                  WESSEX HOUSE
                                 45 REID STREET
                             HAMILTON HM12, BERMUDA
                    (Address of principal executive offices)

                                 (441) 296-8600
              (Registrant's telephone number, including area code)





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Item 2.  Acquisition or Disposition of Assets

         On June 29, 2001, Global Crossing Ltd. ("GCL" and, together with its consolidated subsidiaries, the "Company") completed the sale of its incumbent local exchange carrier ("ILEC") business, acquired as part of its acquisition of Frontier Corporation in September 1999, to Citizens Communications Company ("Citizens"). The sale of the ILEC resulted from the consummation of the Stock Purchase Agreement, dated as of July 11, 2000 (the "Agreement"), as amended, among GCL, Global Crossing North America, Inc., an indirect wholly-owned subsidiary of GCL, and Citizens. The Agreement is described in GCL's Current Report on Form 8-K filed on July 11, 2000. In addition, certain amendments to the Agreement resulting in an acceleration of the anticipated closing date for the transaction and an adjustment to the purchase price are described in GCL's Current Report on Form 8-K filed on April 27, 2001. Pursuant to the transaction, the parties also entered into an agreement under which Citizens will purchase long distance services from the Company for resale to the ILEC's customers. The Company now estimates the after tax loss on this sale to be approximately $208 million. This is an increase from previously reported estimates of $130 million due to customary closing adjustments.

Item 7.  Financial Statements and Exhibits

            (a) Financial Statements.

                    Not applicable

            (b) Pro forma financial information.

                    (1) Unaudited Pro Forma Condensed Balance Sheet as of
                        March 31, 2001 (presented below).

            (c) Exhibit Index.

                    Not applicable

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                              GLOBAL CROSSING LTD.
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

         The following unaudited pro forma condensed balance sheet of Global Crossing Ltd. has been prepared to demonstrate how it may have appeared if the sale of the incumbent local exchange carrier ("ILEC") business had been completed as of the date presented, which we refer to as Global Crossing Pro Forma. A pro forma Statement of Operations for the year ended December 31, 2000 and for the three months ended March 31, 2001 has not been presented in this Current Report as operating results for the ILEC were included in discontinued operations for both periods and any pro forma adjustments to continuing operations as a result of this transaction are immaterial.

         The pro forma information does not attempt to show how the financial position of Global Crossing Ltd., after effecting the transaction described above, would actually have appeared had the transaction occurred prior to the date presented. If the transaction had actually occurred in prior periods, the financial position of Global Crossing Ltd. and its constituent businesses would likely have been different. Pro forma financial information should not be relied upon as an indication of the financial position that would have been achieved if the sale of the Company's ILEC business had taken place earlier or of the financial position that the Company will experience after the completion of this transaction.

         This unaudited pro forma condensed balance sheet should be read in conjunction with the historical financial statements of Global Crossing Ltd. included in the Company's Annual Report on Form 10-K filed on April 2, 2001 and in the Company's Quarterly Report on Form 10-Q filed on May 15, 2001.

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                            Global Crossing Pro Forma
              Unaudited Pro Forma Condensed Combined Balance Sheet
                             as of March 31, 2001
                                  (In millions)

                                                                         Global                         Global
                                                                        Crossing       Pro Forma       Crossing
                                                                     Historical (f)   Adjustments     Pro Forma
                                                                      -------------   -----------     ----------
ASSETS:

Cash and cash equivalents ........................................      $  1,245       $  3,369(a)     $ 2,114
                                                                                         (2,500)(b)
Restricted cash and cash equivalents .............................           139           --              139
Accounts receivable, net .........................................           942           --              942
Other current assets and prepaid costs ...........................           737           --              737
                                                                        --------       --------       --------
       Total current assets ......................................         3,063            869          3,932
Property and equipment, net ......................................        10,915           --           10,915
Goodwill and intangibles, net ....................................        10,224           --           10,224
Other assets .....................................................         2,361           --            2,361
Net assets of discontinued operations ............................         3,464         (3,464)(c)       --
                                                                        --------       --------       --------
       Total assets ..............................................      $ 30,027       $ (2,595)      $ 27,432
                                                                        ========       ========       ========


LIABILITIES AND STOCKHOLDERS' EQUITY:

Short-term borrowings ............................................      $  1,000       $ (1,000)(b)   $   --
Accounts payable .................................................           239           --              239
Accrued construction costs .......................................           744           --              744
Other current liabilities ........................................         2,602            (17)(d)      2,585
                                                                        --------       --------       --------
       Total current liabilities .................................         4,585         (1,017)         3,568
Long-term debt ...................................................         7,385         (1,500)(b)      5,885
Deferred revenue .................................................         2,243           --            2,243
Other deferred liabilities .......................................         1,410           --            1,410
                                                                        --------       --------       --------
       Total liabilities .........................................        15,623         (2,517)        13,106
                                                                        --------       --------       --------

MINORITY INTEREST ................................................           918           --              918
                                                                        --------       --------       --------

MANDATORILY REDEEMABLE AND CUMULATIVE CONVERTIBLE PREFERRED STOCK          3,159           --            3,159
                                                                        --------       --------       --------


SHAREHOLDERS' EQUITY:

Common stock .....................................................             9           --                9
Treasury stock ...................................................          (209)          --             (209)
Additional paid-in capital and other shareholders' equity ........        13,009           --           13,009
Accumulated deficit ..............................................        (2,482)           (78)(e)     (2,560)
                                                                        --------       --------       --------
                                                                          10,327            (78)        10,249
                                                                        --------       --------       --------
          Total liabilities and shareholders' equity .............      $ 30,027       $ (2,595)      $ 27,432
                                                                        ========       ========       ========

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                         GLOBAL CROSSING PRO FORMA
              NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                          (Dollar amounts in millions)

(a) The adjustment represents the receipt of net proceeds from the sale of the ILEC, which reflects the gross sales price less adjustments for closing date liabilities and working capital balances.

(b) The adjustment represents proceeds from the sale used to repay a $1,000 Bridge Loan due upon closing and repayment of $1,500 of outstanding debt under the Company's Corporate Credit Facility.

(c) The adjustment reflects the disposition of historical net assets of discontinued operations resulting from the sale as of March 31, 2001.

(d) The adjustment reflects a revision of estimated liabilities recorded as of March 31, 2001 resulting from this transaction.

(e) The adjustment reflects a revision of the estimated loss recorded for the three months ended March 31, 2001 resulting from this transaction.

(f) Due to reclassifications that occurred during the three months ended June 30, 2001, certain historical balance sheet amounts have been reclassified to conform to current period presentation.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GLOBAL CROSSING LTD.



Date: July 16, 2001                By:  /s/ Dan Cohrs
                                        ----------------------------------
                                        Dan Cohrs
                                        Executive Vice President and
                                        Chief Financial Officer